UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2018

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

300 Boston Scientific Way, Marlborough, Massachusetts	01752-1234
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:   (508) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement

On November 20, 2018, Bravo Bidco Limited, a private limited company incorporated under the laws of England and Wales and a wholly owned indirect subsidiary of Boston Scientific Corporation (the “Company”) (“Bidco”) and BTG plc, a public company organized under the laws of England and Wales (“BTG”), issued an announcement (the “Rule 2.7 Announcement”) under Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “Code”) disclosing the terms of a recommended cash offer by Bidco for the entire issued and to be issued share capital of BTG (the “Acquisition”). In connection with the Acquisition, (i) the Company, Bidco and BTG entered into a co-operation agreement (the “Co-operation Agreement”), (ii) certain shareholders and directors owning shares of BTG delivered to the Company, Bidco and BTG deeds of irrevocable undertaking, and (iii) the Company, the lenders party thereto and Barclays Bank PLC (“Barclays”), as administrative agent, bookrunner and lead arranger, entered into a Bridge Credit Agreement, dated as of November 20, 2018 (the “Bridge Facility”).

Rule 2.7 Announcement

On November 20, 2018, Bidco and BTG issued the Rule 2.7 Announcement disclosing the terms of the Acquisition. Under the terms of the Acquisition, BTG shareholders will receive 840 pence in cash for each BTG share, which values BTG’s existing issued and to be issued share capital at approximately £3.3 billion (or approximately $4.2 billion based on the exchange rate of U.S. $1.29:£1 on November 19, 2018). The Company intends to implement the Acquisition by way of a court-sanctioned scheme of arrangement (“Scheme”) under Part 26 of the United Kingdom Companies Act 2006, as amended (the “Companies Act”).

The Acquisition will be subject to conditions and certain further terms, including, among others (i) the approval of the Scheme by a majority in number of BTG shareholders also representing not less than 75% in value of the BTG shares, in each case present and voting, either in person or by proxy, at the BTG shareholders’ meeting; (ii) the sanction of the Scheme by the High Court of Justice in England and Wales; (iii) the Scheme becoming effective no later than August 20, 2019; and (iv) the receipt of regulatory approvals. The conditions to the Acquisition are set out in full in the Rule 2.7 Announcement. Subject to the satisfaction or waiver of all relevant conditions, it is expected that the Acquisition will be completed in the first half of 2019.

The Company is entitled to implement the Acquisition by way of a takeover offer (as defined in Part 28 of the Companies Act) in certain circumstances, subject to the terms of the Co-operation Agreement and the consent of the Panel on Takeovers and Mergers in the United Kingdom (the “Panel”).

Co-operation Agreement

On November 20, 2018, the Company, Bidco and BTG entered into the Co-operation Agreement, pursuant to which the Company and Bidco have undertaken, among other things, to use commercially reasonable efforts to secure the required regulatory clearances in respect of the Acquisition as soon as reasonably practicable. The parties have also undertaken to provide each other with such information and assistance as may reasonably be required for the purpose of making any filing, notification or submission to relevant antitrust and regulatory authorities. In addition, Bidco has agreed to provide BTG with information required for the preparation of Scheme documentation. The Co-operation Agreement addresses certain other matters, as set forth therein.

Irrevocable Undertakings

On November 20, 2018, Invesco Asset Management Limited, Novo Holdings A/S and Woodford Investment Management Limited (together, the “Shareholders”) each delivered to the Company, Bidco and BTG a deed of irrevocable undertaking (collectively, the “Shareholder Undertakings”) under which each such Shareholder agrees, among other things, to vote its BTG shares in favor of the Scheme and against any proposal that would impede or frustrate the Acquisition. The Shareholder Undertakings represent an aggregate of 127,062,586 BTG shares, or approximately 32.8% of BTG’s outstanding shares as of November 19, 2018.

In addition, on November 20, 2018, each member of the board of directors of BTG that holds BTG shares delivered to the Company, Bidco and BTG a deed of irrevocable undertaking (collectively, the “Director Undertakings”) under which each such director agrees, among other things, to vote his or her BTG shares in favor of the Scheme and against any proposal that would impede or frustrate the Acquisition. The Director Undertakings represent an aggregate of 969,032 BTG shares, or approximately 0.3% of BTG’s outstanding shares as of November 19, 2018.

The Shareholder Undertakings and the Director Undertakings will remain in effect if the Company and Bidco elect to effect the Acquisition by way of a takeover offer and will cease to be binding in certain circumstances, in each case as further described therein.

Bridge Facility

To finance the Acquisition, on November 20, 2018, the Company, as borrower, entered into the Bridge Facility with the lenders from time to time party thereto (the “Lenders”) and Barclays as administrative agent, pursuant to which the Lenders made available to the Company a debt bridge facility in a principal amount of £3.115 billion (“Tranche 1”) and a cash bridge facility in a principal amount of £200 million (“Tranche 2”), in each case available in Pounds Sterling or US Dollars. Loans made under Tranche 1 will mature on the date that is 364 days from the date of the first borrowing under the Bridge Facility. Loans made under Tranche 2 will mature on the date that is 90 days from the date of the first borrowing under the Bridge Facility.

The borrowing under the Bridge Facility bears interest at (a) the London Interbank Offered Rate for Pounds Sterling or US Dollars, as applicable, or (b) the base rate for US Dollars, in each case plus an applicable margin based on the Company’s public debt ratings. The Bridge Facility also provides for customary unused commitment fees based on the Company’s public debt ratings and duration fees.

The Bridge Facility contains customary representations and covenants which, among other things, require that the Company maintain a maximum leverage ratio of 3.75x (subject to a step-up for two consecutive fiscal quarters ended immediately following the consummation of the Acquisition to 4.75x, and a step-down for each succeeding fiscal quarter to 4.50x, 4.25x, 4.00x and then back to 3.75x respectively). The ratio is calculated based on earnings before interest, taxes, depreciation and amortization, as adjusted pursuant to the Bridge Facility. The Bridge Facility contains customary events of default, which may result in the acceleration of any outstanding commitments.

The Bridge Facility also contains customary UK certain funds provisions.

The Company expects to obtain permanent financing for the Acquisition prior to the closing of the Acquisition to replace in full or in part the commitments or the loans then outstanding under the Bridge Facility.

General

The foregoing summary of the Acquisition, the Rule 2.7 Announcement, the Co-operation Agreement, the Shareholder Undertakings and the Director Undertakings do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Rule 2.7 Announcement, which is attached as Exhibit 2.1 hereto and incorporated by reference herein, the full text of the Co-operation

Agreement, which is attached as Exhibit 2.2 hereto and incorporated by reference herein, the full text of the Shareholder Undertakings, which are attached as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated by reference herein, and the full text of the form of Director Undertaking, which is attached as Exhibit 10.4 hereto and incorporated by reference herein. The foregoing summary of the Bridge Facility is only a summary and is subject to, and qualified in its entirety by, the full text of the Bridge Facility, which is attached as Exhibit 10.5 hereto and incorporated by reference herein.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 20, 2018, the Company entered into the Bridge Facility as described under Item 1.01 above. The description of the Bridge Facility set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01                                           Other Events.

On November 20, 2018, the Company issued a press release announcing the Rule 2.7 Announcement. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

Exhibit 2.1	Rule 2.7 Announcement, dated November 20, 2018.

Exhibit 2.2	Co-operation Agreement, dated November 20, 2018, by and among Boston Scientific Corporation, Bravo Bidco Limited and BTG plc.

Exhibit 10.1	Shareholder Undertaking of Invesco Asset Management Limited, dated November 20, 2018.

Exhibit 10.2	Shareholder Undertaking of Novo Holdings A/S, dated November 20, 2018.

Exhibit 10.3	Shareholder Undertaking of Woodford Asset Management Limited, dated November 20, 2018.

Exhibit 10.4	Form of Director Undertaking.

Exhibit 10.5

Bridge Credit Agreement, dated as of November 20, 2018 by and among Boston Scientific Corporation, the lenders party thereto and Barclays Bank PLC, as administrative agent, bookrunner and lead arranger.

Exhibit 99.1	Press Release issued by Boston Scientific Corporation, dated November 20, 2018.

Further Information

This Form 8-K (this “Current Report”) is not intended to and does not constitute or form part of any offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise nor will there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable laws. The Acquisition will be implemented pursuant to the terms of the document to be sent to shareholders of BTG setting out the full details of the Scheme (the “Scheme Document”), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information contained in the Scheme Document.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements may be identified by words like “anticipate”, “expect,” “project,” “believe,” “plan,” “estimate,” “intend,” “aiming” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations expressed or implied by our forward-looking statements. These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things, future economic, political, competitive, reimbursement and regulatory conditions, new product introductions and the market acceptance of those products, markets for our products, expected pricing environment, expected procedural volumes, the closing and integration of acquisitions (including the Acquisition), clinical trial results, demographic trends, intellectual property rights, litigation, financial market conditions, the execution and effect of our restructuring program, the execution and effect of our business strategy, including our cost-savings and growth initiatives and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 23, 2018	BOSTON SCIENTIFIC CORPORATION

	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel